                                                                     Exhibit 5.1

                                                Letterhead of Cooley Godward LLP


June 10, 2003

Larscom Incorporated
1845 McCandless Drive
Milpitas, CA 95035

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Larscom Incorporated (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to an aggregate of 198,740 shares of the Company's Common Stock, par value $.01 per share, (the "Shares") pursuant to the VINA Technologies, Inc. 2000 Stock Incentive Plan (the "Incentive Plan"), VINA Technologies, Inc. 1998 Stock Plan (the "Stock Plan") and VINA Technologies, Inc. 1996 Stock Option/Stock Issuance Plan (the "Issuance Plan") (the Incentive Plan, Stock Plan and Issuance Plan being hereinafter collectively referred to as the "Plans").

In connection with this opinion, we have examined the Registration Statement and related Prospectuses, your Certificate of Incorporation and By-laws, as amended and restated, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the applicable Plan, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

By:     /s/ Jamie E. Chung
        ------------------------------
        Jamie E. Chung